Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

Highland Funds I:

We consent to the use of our report, dated August 29, 2017, with respect to the financial statements of Highland Floating Rate Opportunities Fund, incorporated herein by reference, and to our firm under the headings “FINANCIAL HIGHLIGHTS” in the prospectus and “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” and “FINANCIAL STATEMENTS” in the statement of additional information.

/s/ KPMG LLP

Boston, Massachusetts

October 26, 2017